Exhibit 21.1

SUBSIDIARIES OF THE REGISTRANT

Subsidiary Name	Jurisdiction of Incorporation

Altivity Packaging Canada Company	Canada
Altivity Packaging Grupo, S. de R.L. de C.V.	Mexico
Altivity Packaging Operatora, S. de R.L. de C.V.	Mexico
Altivity Packaging Servicios, S. de R.L. de C.V.	Mexico
Bluegrass Container Canada Holdings, LLC	Delaware
Bluegrass Flexible Packaging Company, LLC	Delaware
Bluegrass Labels Company, LLC	Delaware
Bluegrass Multiwall Bag Company, LLC	Delaware
EIJ-Altivity, L.L.C.	Delaware
Field Container Queretaro (USA), L.L.C.	Delaware
Golden Equities, Inc.	Colorado
Golden Properties, Ltd.	Colorado
Golden Technologies Company, Inc.	Colorado
Graphic Hung Hing Packaging Ltd.	China
Graphic Packaging Corporation	Delaware
Graphic Packaging Holding Company	Delaware
Graphic Packaging International	France
Graphic Packaging International — Schur A/S	Denmark
Graphic Packaging International (Cyprus) Limited	Cyprus
Graphic Packaging International Asia Pacific Limited	Hong Kong
Graphic Packaging International Asia Pte Ltd.	Singapore
Graphic Packaging International Australia Pty Limited	Australia
Graphic Packaging International Canada Corporation	Canada
Graphic Packaging International do Brasil — Embalagens Ltda.	Brazil
Graphic Packaging International Enterprises, Inc.	Delaware
Graphic Packaging International Europe S.A.	Belgium
Graphic Packaging International France	France
Graphic Packaging International GmbH	Germany
Graphic Packaging International Holding Company	Delaware
Graphic Packaging International Holding Sweden AB	Sweden
Graphic Packaging International Japan Ltd.	Japan
Graphic Packaging International Limited	UK
Graphic Packaging International Mexicana, S. de R.L. de C.V.	Mexico
Graphic Packaging International Philanthropic Fund	Delaware
Graphic Packaging International S.p.A.	Italy
Graphic Packaging International Spain, S.A.	Spain
Graphic Packaging International, Inc.	Delaware
Handschy Holding, LLC	Delaware
Handschy Industries, LLC	Delaware
Kalamazoo Valley Group Partnership	Michigan(1)
Lauener Engineering AG	Switzerland
New Materials Limited	UK
Rengo Riverwood Packaging, Ltd.	Japan
Riverdale Industries, LLC	Delaware
Riverwood International Pension Trustee Company Limited	UK
Slevin South Company	Arkansas

(1)	Jurisdiction of partnership.